UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2021

FLEXSTEEL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-5151 (Commission File Number)	42-0442319 (IRS Employer Identification No.)

385 Bell Street, Dubuque, Iowa 52001-0877

(Address of principal executive offices, including zip code)

563-556-7730

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	FLXS	The NASDAQ Stock Market LLC

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders took the following actions:

Nominee	Votes For	Votes Withheld
Mary C. Bottie	4,909,317	270,730
Kathryn P. Dickson	5,037,692	142,355
Eric S. Rangen	4,930,458	249,589

1.The shareholders elected three Class II directors to serve as members of the Company’s Board of Directors until the year 2024 Annual Meeting and until their respective successors have been elected and qualified or until their earlier resignation, removal, or termination. The shareholders present in person or by proxy cast the following number of votes in connection with the election of directors, resulting in the election of all director nominees:

2.The shareholders approved an advisory vote to approve the compensation of the Company’s named executive officers. There were 4,780,543 votes cast for the proposal; 273,276 votes were cast against the proposal; 126,228 votes abstained, and there were 0 broker non-votes.

3.The shareholders approved an amendment to Article V, Section 3 of the Company’s Amended and Restated Bylaws to increase from 72 to 75 the age a person must be less than to be elected or appointed as a director. There were 5,131,597 votes cast for the proposal; 44,715 votes were cast against the proposal; 3,735 votes abstained, and there were 0 broker non-votes.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Amended and Restated Bylaws, Dated December 8, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereinto duly authorized.

FLEXSTEEL INDUSTRIES, INC.
(Registrant)

Date: December 10, 2021	By:	/s/ Derek P. Schmidt
Derek P. Schmidt
Chief Financial Officer and Chief Operating Officer